UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2026

MARPAI, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40904	86-1916231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 Channelside Drive, Suite 207
Tampa, Florida	33602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 389-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MRAI	OTCQX Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2026, Marpai, Inc. (the “Company”) entered into securities purchase agreements (each, a “Securities Purchase Agreement”) with accredited investors relating to an offering (the “Offering”) and the sale of an aggregate of 12,100 shares of newly designated Series A Preferred Stock (the “Preferred Stock”) at a purchase price of $1,000 for each share of Preferred Stock. The aggregate gross proceeds to the Company from the Offering are expected to be approximately $12,100,000. The initial closing of the Offering is expected to occur on or about July 31, 2026 (the “Initial Closing”).

On July 31, 2026, the Company filed the Certificate of Designation of Preferences Rights and Limitations of Series A Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. Each share of Preferred Stock is convertible at the option of the holder, subject to certain beneficial ownership limitation as set forth in the Certificate of Designation, into such number of Common Stock, which shall be determined by dividing the stated value of $1,000 by the conversion price of $1.00, subject to certain adjustments in the event of stock splits, stock dividends, and similar transactions. In addition, each share of Preferred Stock will automatically convert into Common Stock upon a qualified public offering or a vote of sixty percent (60%) of the holders of Preferred Stock. The Preferred Stock also provides that upon a liquidity event or a conversion to Common Stock, holders of the Preferred Stock will be entitled to receive an eight percent (8%) dividend payable in Common Stock.

The Preferred Stock will vote together with the Common Stock as a single class on all matters submitted to the vote of the stockholders of the Company on an as-converted basis, except as otherwise required by law. Upon any liquidation, dissolution or winding-up of the Company, after the satisfaction in full of the debts of the Company and payment of the liquidation preference to the Senior Securities (as defined in the Certificate of Designation), holders of Preferred Stock shall be entitled to be paid, on a pari passu basis with the payment of any liquidation preference afforded to holders of any Parity Securities (as defined in the Certificate of Designation) out of (but only to the extent) the assets of the Company that are legally available for distribution to its stockholders, in the manner described in the Certificate of Designation.

In conjunction with the execution of the Purchase Agreements, the Company and the Mitchell Family Trust II, who acted as the lead investor in the Offering, entered into a board observer agreement (the “Board Observer Agreement”), pursuant to which Steve Mitchell will serve as an observer to the board of directors of the Company. Pursuant to the Board Observer Agreement, Mr. Mitchell will be entitled to serve as a board observer for a period of two (2) years, provided that the lead investor continues to own at least 3,000 shares of Preferred Stock.

Pursuant to the terms of the Purchase Agreement, the Company agreed to file a registration statement within sixty (60) calendar days of the closing of the offering, and use commercially reasonable efforts to cause such registration statement to become effective within ninety (90) days following closing date. In addition, pursuant to the Purchase Agreement, the Company agreed to provide any purchaser who continues to own such number of shares of Preferred Stock equal to ten percent (10%) of the Company’s issued and outstanding shares of Common Stock, such purchaser shall be entitled to receive certain information rights. In addition, for a period of twenty-four (24) months, each purchaser who purchased at least fifty (50) shares of Preferred Stock will be entitled to certain rights to participate in future equity offerings of the Company. Subject to certain conditions, the Purchase Agreement also provides the purchasers of Preferred Stock with most-favored nation treatment, giving them the right to amend their securities if the Company issues securities with more favorable terms while the investor’s securities are outstanding, subject to certain exceptions and limitations. Such most-favored nation treatment expires upon the earlier of the Company completing an underwritten public offering of common stock at a price per share equal to 100% of the initial Conversion Price of the Preferred Stock for gross proceeds of at least $5 million, and the date or the occurrence of an event specified by the vote or written consent of the holders then holding at least 60% of the then-outstanding shares of Preferred Stock.

The Purchase Agreements contain representations and warranties that the parties made to the others in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of such agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to that agreement. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission.

The securities to be issued in the Offering are exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. The securities have not been registered under the Securities Act and may not be resold in the United States absent registration or an exemption from registration.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The forgoing description of the Certificate of Designation, the Purchase Agreement and the Board Observer Agreement are qualified by reference to the full text of these documents, copies of which are filed as Exhibit 3.1, Exhibit 10.1, and Exhibit 10.2 respectively, to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Incorporation of the Company authorizes the issuance of up to 2,000,000 shares of preferred stock and further authorizes the Board of the Company to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock.

On July 31, 2026, the Company filed the Certificate of Designation, designating 12,100 shares of Preferred Stock in connection with the Offering.

Item 8.01 Other Events.

On July 29, 2026, the Company issued a press release, titled “Marpai. Announces $12 Million Private Placement led by Mitchell Companies.” A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock of Marpai Inc.
10.1	Form of Series A Securities Purchase Agreement
10.2	Board Observer Agreement
99.1	Press release, titled “Marpai. Announces $12 Million Private Placement led by Mitchell Companies.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARPAI, INC.

Date: July 31, 2026	By:	/s/ Damien Lamendola
		Name:	Damien Lamendola
		Title:	Chief Executive Officer

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